                                                                   EXHIBIT 10.23

                                     FORM OF
                       PREFERRED STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                            APPLIEDTHEORY CORPORATION


                                       AND


                               NYSERNET.NET, INC.

                        DATED AS OF ______________, 1999

                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of ________________, 1999, by and between AppliedTheory Corporation, a Delaware corporation (the "Company"), and NYSERNet.net, Inc., a New York corporation (the "Seller").


                                    RECITALS

         WHEREAS, the Seller owns 15,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"); and

         WHEREAS, the Company has filed a registration statement on Form S-1 (the "Registration Statement") with respect to the sale of approximately ____________ shares of the Company's common stock, par value $0.01 per share, in an underwritten initial public offering (the "Offering");

         WHEREAS, the Company desires to purchase for cancellation (the "Company Purchase") from the Seller the Preferred Shares, and the Seller desires to sell the Preferred Shares to the Company at a price of $100 per Preferred Share, plus accrued and unpaid dividends of $______, which amount is the total of accrued and unpaid dividends to (but not including) the Closing Date (as hereinafter defined) (the "Purchase Price per Share"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Company Purchase is conditioned upon, among other things, the consummation of the proposed Offering.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings specified below when used herein:

         "Business Day" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

         "Closing Date" means the closing date with respect to the proposed Offering.

         "Governmental Agency" means (a) any domestic or foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof,

(b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

         "Lien" means any lien, mortgage, pledge or other security interest.

         "Permit" means any permit, approval, consent, authorization, license, variance or permission required by a Governmental Agency under any applicable laws.

         "Person" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

                                   ARTICLE II

                                SALE AND PURCHASE

         Section 2.1. Agreement to Sell and to Purchase for Cancellation. On the terms set forth herein and subject to Section 2.3 below, on the Closing Date, the Company shall purchase for cancellation from the Seller, and Seller shall sell, transfer, assign, convey and deliver to the Company, the Preferred Shares.

         Section 2.2. Purchase for Cancellation and Sale of Preferred Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

                  (a) The Seller shall deliver to the Company certificates representing the Preferred Shares, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank.

                  (b) The Company shall deliver to the Seller, by wire transfer of immediately available funds, the Purchase Price per Share for each Preferred Share purchased pursuant to this Agreement.

         Section 2.3. The Company Purchase is conditioned only upon the consummation of the proposed Offering and such other conditions as set forth in
Article V.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Company as follows:

         Section 3.1. Authority of Seller.

                  (a) The Seller is duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to execute and deliver this Agreement.

                  (b) The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, and this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

         Section 3.2. Title to the Preferred Shares. The Seller has valid and marketable title to the Preferred Shares, free and clear of any Liens.

         Section 3.3. No Conflict or Violation. Neither the execution and delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof will conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Agency applicable to the Seller, or of the organizational documents of the Seller, as they may be amended as of the date hereof, or of any indenture, contract, agreement, lease or other instrument to which the Seller is a party or subject or by which the Seller or any of its properties or assets are bound, or of any applicable statute, rule or regulation to which the Seller or its businesses is subject, except for those conflicts, breaches or defaults which could not reasonably be expected to have a material adverse effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

         Section 3.4. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Seller.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Seller as follows:

         Section 4.1. Authority of the Company.

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement.

                  (b) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

         Section 4.2. No Conflict or Violation. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof will conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Agency applicable to the Company, or of the Certificate of Incorporation or Bylaws of the Company, as they may each be amended as of the date hereof, or of any indenture, contract, agreement, lease or other instrument to which the Company is a party or subject or by which the Company or any of its properties or assets are bound, or of any applicable statute, rule or regulation to which the Company or its businesses is subject, except for those conflicts, breaches or defaults which could not reasonably be expected to have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 4.3. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Seller for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Company.

                                   ARTICLE V

                        CERTAIN COVENANTS AND AGREEMENTS

         Section 5.1. Transfer Taxes. Any sales, recording, transfer, stamp, documentary or other similar taxes (but in any event not to include any income taxes, taxes on capital gains or any taxes on unrelated business income recognized or earned by the Seller) imposed as a result of the purchase for cancellation of the Preferred Shares by the Company pursuant to this Agreement shall be borne by the Company.

         Section 5.2. Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective the transactions contemplated hereby.

         Section 5.3. Accuracy of Representations and Warranties of Seller on Closing Date. It shall be a condition to the obligations of the Company to purchase the Preferred Shares on the Closing Date that all the representations and warranties of the Seller contained herein be true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and the Company shall have received a certificate to that effect from an authorized representative of the Seller.

         Section 5.4. Accuracy of Representations and Warranties of Company on Closing Date. It shall be a condition to the obligations of the Seller to sell the Preferred Shares on the Closing Date that all the representations and warranties of the Company contained herein be true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and the Seller shall have received a certificate to that effect from an authorized representative of the Company.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Company and to the Seller at the addresses indicated below:

                  (A) if to the Company, at 40 Cutter Mill Road, Suite 405, Great Neck, NY 11021, Attention: David A. Buckel, Vice President and Chief

         Financial Officer, or at such other address as the Company may have furnished to the Seller in writing, with a copy to: Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Frank
         E. Morgan II, Esq.; and

                  (B) if to the Seller, at 125 Elwood Davis Road, Syracuse, NY 13212, Attention: Dr. Francis C. Lees, Chairman, or at such other address as the Seller may have furnished to the Company in writing, with a copy to: Underberg & Kessler LLP, 1800 Chase Square, Rochester, NY 14604, Attention: Robert F. Mechur, Esq.

         Section 6.2. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each party hereto.

         Section 6.3. Assignment and Parties in Interest.

                  (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of the other parties hereto.

                  (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

         Section 6.4. Expenses. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         Section 6.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

         Section 6.6. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 6.7. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         Section 6.8. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of New York, applicable to contracts made and performed therein without regard to principles of conflicts of law.

         Section 6.9. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) "or" is disjunctive but not exclusive; (c) words in the singular include the plural, and in the plural include the singular; and (d) provisions apply to successive events and transactions.

         Section 6.10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         Section 6.11. Specific Performance. Without limiting or waiving in any respect any rights or remedies of the Company under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

                                           APPLIEDTHEORY CORPORATION


                                           By: _________________________________
                                               Name:
                                               Title:


                                           NYSERNET.NET, INC.


                                           By: _________________________________
                                               Name:
                                               Title: